EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes Robert E. Lowder and Sarah H. Moore, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his or her behalf The Colonial BancGroup, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

Hereby executed by the following persons in the capacities indicated on February 20, 2008, in Montgomery, Alabama.

Name	Title

/S/ ROBERT E. LOWDER	Chairman of the Board of Directors,
Robert E. Lowder	Chief Executive Officer and President

/S/ LEWIS E. BEVILLE	Director
Lewis E. Beville

/S/ AUGUSTUS K. CLEMENTS, III	Director
Augustus K. Clements, III

/S/ ROBERT S. CRAFT	Director
Robert S. Craft

Director
Patrick F. Dye

Director
Hubert L. Harris, Jr.

Director
Clinton O. Holdbrooks

/S/ DEBORAH L. LINDEN	Director
Deborah L. Linden

/S/ JOHN ED MATHISON	Director
John Ed Mathison

/S/ MILTON E. MCGREGOR	Director
Milton E. McGregor

Name	Title
Director
John C. H. Miller, Jr.

/S/ JOSEPH D. MUSSAFER	Director
Joseph D. Mussafer

/S/ WILLIAM E. POWELL, III	Director
William E. Powell, III

/S/ JAMES W. RANE	Director
James W. Rane

/S/ SIMUEL SIPPIAL, JR.	Director
Simuel Sippial, Jr.

/S/ EDWARD V. WELCH	Director
Edward V. Welch